Exhibit 10.1 Client Service Agreement

CLIENT SERVICES AGREEMENT

THIS AGREEMENT is entered into this 10th day of May, 2013 between Owings-1, LLC (“Owings”) and EDGAR Solutions, Inc. (“Client”).

WHEREAS, Owings has developed a program for assisting companies interested in entering the public marketplace; and

WHEREAS, Client desires to engage the services of Owings to assist in the Client’s filing of an  S-1 Registration Statement (“the S-1”) with the Securities and Exchange Commission (“SEC”); and

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

1.
 RETENTION.  Client hereby engages Owings to act as the Client’s consultant and assist in the preparation and filing of an S-1 Registration Statement to be filed with the Securities and Exchange Commission.  The services shall include, but shall not be limited to: (i) the Preparation of the S-1 Registration Statement; (ii) assisting the client in the preparation of all financials; (iii) engaging (on behalf of the Client) and compensating an auditor to provide audited financial statements; (iv) engaging (on behalf of the Client) and compensating legal counsel to submit the S-1 and the accompanying legal opinions; (v) assisting the client in replying to all comments from the SEC;  (vi) identify and assist the Client in engaging a Transfer Agent for the Client; (vii) identify and assist the Client in securing market makers; and (viii) assisting the Client in becoming DTC eligible.

2.	INTRODUCTIONS. Once the S-1 is completed and approved, Owings will endeavor to introduce the Client to potential sources of funding. Owings and the Client shall enter into a separate agreement for these services.

3.	COMMERICALLY REASONABLE EFFORTS. Owings will use all commercially reasonable efforts, consistent with its business judgment, to assist the Client in the completion of the S-1 and securing SEC approval. Owing makes no representation, guarantee or promise that: (i) the S-1 will ultimately be approved; (ii) the Client will be able to raise any money; or (iii) that Owings will be successful in introducing the client to potential sources of investment.   In no event shall Owings be obligated to purchase the Client’s securities for its own account nor shall Owings otherwise be obligated to invest personally.

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4.	LICENSURE. Client acknowledges that Owings is not a licensed Broker or Broker-
Dealer and that the information and services provided by Owings shall be in the form of advice for which a license is not required.

5.	EXPENSES. Pursuant to the terms of this Agreement, Owings and its partners shall
assume the cost of services to be provided in section 1 above.   Once the S-1 is approved, the Client shall be solely responsible for the preparation and filings necessary to maintain the Client’s status as a fully reporting, publicly traded company.  Client further agrees to maintain all such files for a period of a least one year following the approval of the S-1.

6.
COMPENSATION.  As compensation to Owings for its services hereunder, Client agrees to pay Owings a fee of two hundred thousand dollars ($200,000) for its services.  The Client shall have the option of satisfying this fee in one of two ways.

a.	Payment of two hundred thousand dollars ($200,000) upon the execution of this Agreement; or

b.
In lieu of a cash payment, Client, at its election, may choose to compensate Owings in stock.  Should Client elect this option, the Client shall issue ________________ shares of restricted common stock (valued at  ___per share) to Owings upon the execution of this Agreement.

7.
TERM AND TERMINATION.  Once engaged, Client agrees not to terminate the services of Owings in connection with the S-1 until the earlier of: (i) the approval of the S-1 by the SEC; or (ii) the expiration of 15 months following the initial filing of the S-1 without an approval from the SEC.  Once the S-1 is approved, this Agreement shall continue on a month to month basis until such time as it shall be terminated by either party upon written notice to the non-terminating party.  Client acknowledges that upon the execution of this Agreement, Owings will immediately begin the S-1 Registration process and will therefore immediately begin incurring expenses on the Client’s behalf.  Should the Client terminate this Agreement in breach of the terms of this section 7, Client agrees that the two hundred thousand dollars ($200,000.00) paid in accordance with section 6(a) above shall be non-refundable.  If Client elects to compensate Owings in stock in accordance with section 6(b) above, Client acknowledges that Owings will not be able to readily liquidate the stock received if the Client does not become a public entity. Client therefore agrees that upon a termination in breach of this section 7 following the issuance of such stock, Client shall be obligated to immediately pay Owings the sum of one hundred and twenty thousand dollars ($120,000.00) as liquidated damages.  Upon the receipt of the payment of the one hundred and twenty thousand dollars ($120,000.00), Owings agrees to return the stock received.   Until such time as

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Client tenders payment of the sixty thousand dollars ($60,000.00) to Owings, Client agrees not to dilute Owings interest in Client.

8.	INFORMATION AND COOPERATION. Client will furnish to Owings, on a timely basis and in a form satisfactory to Owings, such data and information as Owings may reasonably request to complete the S-1.  Client represents and warrants that such data and information is or will be accurate and complete in all material respects.  Client acknowledges that Owings is relying, without independent verification, on the accuracy and completeness of all information furnished.  Client further  agrees that its failure or inability to expeditiously  provide such data or information,  or to secure  timely  access to key  personnel  and  facilities,  may have a  material adverse affect on the scope, timing and success of this engagement.

9.	SALE OF THE PUBLIC VEHICLE. In the event that the Client elects to compensate
Owings for its services in stock, the Client acknowledges that, after the registration is approved, Owings expects that it will be able to sell a sufficient portion of the acquired stock to recoup its investment.  Client there agrees as follows:

a.  If the Client elects not to remain in the public vehicle, ceases active operations or is otherwise no longer able to continue to operate its business inside of a public company before Owings can liquidate the shares acquired in the registration, the Client will retain Owings to locate a buyer for the public vehicle and sell all of the Client’s  interest in the public vehicle to such third party identified by Owings.  Once the public vehicle is sold, the first ___________in proceeds from the sale shall be tendered to Owings.  The balance shall be retained by the Client.

b.  If there is not a market for the Client’s securities so as to allow Owings to liquidate a sufficient portion of the stock received in the registration to return at least one hundred and twenty thousand dollars ($200,000.00) to Owings within six (6) months of the approval of the registration, the Client will retain Owings to locate a buyer for the public vehicle and sell all of the Client’s  interest in the public vehicle to such third party identified by Owings.  Once the public vehicle is sold, the first two hundred thousand dollars ($200,000.00) in proceeds from the sale shall be tendered to Owings.

10.	UNAUTHORIZED USE OF MATERIALS PREPARED BY OWINGS. Client agrees and acknowledges that the materials prepared by Owings on the Client’s behalf will contain confidential and proprietary information of Owings.  Therefore Client agrees not to use or disseminate any information to third parties for any purpose other than the completion of the S-1 referenced herein.

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11.	GOVERNING LAW. This agreement shall be governed by and construed in accordance with the substantive laws of the State of Maryland. Any suits, claims, causes of action, or  disputes  arising  under this Agreement  shall be  brought  in the  courts  of the State of Maryland and/or the Federal Courts within the State of Maryland.

12.	ENTIRE AGREEMENT; BINDING EFFECT. This Agreement is the sole and entire
Agreement  between  the  parties pertaining  to  its  subject  matter  and   supersedes  all  prior agreements, representations  and  understandings  of the parties.  No modification of this Agreement shall be binding unless agreed to in writing by Owings and Client.  This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto provided that neither this Agreement nor any of Owings' rights, undertakings or obligations hereunder may be assigned by Owings without the prior written consent of the Company.

WHEREFORE, the parties have executed this agreement as of the date first mentioned above.

OWINGS-1, LLC

By:  ____/s/ Mark Johnson____________
        Mark Johnson, Managing Member

EDGAR Solutions, Inc.

By: ____/s/ Jerry Gruenbaum__________
       Jerry Gruenbaum, President